Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the incorporation by reference on the Registration Statements on Form S-8 (File Nos. 333-269316 and 333-269317) of First Seacoast Bancorp, Inc. of our report dated March 24, 2023, relating to the consolidated financial statements of First Seacoast Bancorp and Subsidiaries, which appear in this Annual Report on Form 10-K of First Seacoast Bancorp, Inc. for the year ended December 31, 2022.

/s/ Baker Newman & Noyes LLC

Portland, Maine

March 24, 2023